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                                                                     EXHIBIT 1.2


                         SUPPLEMENT TO AGENCY AGREEMENT

      SUPPLEMENT TO AGENCY AGREEMENT dated November 26, 2004, among R&G Financial Corporation ("R&G Financial"), R&G Capital Trust VI ("Trust VI"), the Puerto Rico Conservation Trust Fund ("Conservation Trust"), and UBS Financial Services Incorporated of Puerto Rico and R-G Investments Corporation (the "Agents"), as agents in connection with the sale of Trust VI's 6.62% Cumulative Monthly Income Trust Preferred Securities (the "Preferred Securities") to Conservation Trust, and as underwriters in connection with the purchase by such underwriters of Conservation Trust's Secured Notes due 2034 (the "CT Notes").

      Reference is made to the Agency Agreement dated as of the date hereof (the "Agency Agreement") between R&G Financial, Trust VI and the Agents, which is hereby incorporated by reference as if fully set forth herein, and to the Purchase Agreement dated as of the date hereof (the "Purchase Agreement") between Conservation Trust and the Agents which is hereby incorporated by reference as if fully set forth herein. In consideration of the agreements, representations and agreements contained herein, the parties agree as follows:

      1. Subject to compliance by R&G Financial and Trust VI with its agreements, and subject to the fulfillment of the conditions, set forth in the Agency Agreement, Conservation Trust hereby agrees to purchase the Preferred Securities on the Closing Date set forth in the Agency Agreement at a purchase price equal to $121,653,750.

      2. R&G Financial and Trust VI hereby agree with Conservation Trust and with the Agents that Conservation Trust shall have the benefit of the representations and warranties made by R&G Financial and Trust VI in the Agency Agreement.

      3. Conservation Trust hereby agrees with R&G Financial and Trust VI that they shall have the benefit of the representations and warranties made by Conservation Trust in subsections (a) through (j), (m) and (o) the Section 4 of the Purchase Agreement. In addition to these, the Conservation Trust represents and warrants to R&G Financial and Trust VI the following:

            (a) Conservation Trust has, and at the date of the Closing Date will have, full right, power and authority to enter into this Supplement to Agency Agreement and to acquire the Preferred Securities on the Closing Date as set forth in the Agency Agreement;

            (b) All authorizations, approvals, licenses, consents and orders of, or filings, registrations, or qualifications with, any governmental or regulatory authority which are required to be obtained by Conservation Trust for the consummation of the transactions contemplated by the Agency Agreement have been or will be duly and validly obtained or performed on or before the Closing Date and, as to those already obtained, are in full force;

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            (c) This Supplement to Agency Agreement, when executed and delivered by the corresponding parties thereto, will constitute valid and legally binding obligations of Conservation Trust, enforceable against Conservation Trust in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights generally or by general principles of equity; and

            (d) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Conservation Trust, threatened, against or affecting Conservation Trust, which may adversely affect the consummation of the transactions contemplated in the Agency Agreement or the performance by Conservation Trust of its obligations under this Supplement to Agency Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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      In witness whereof, the parties have caused this supplement to be executed by its duly authorized representatives as of the date first written above.

R&G FINANCIAL CORPORATION

By: /s/ Joseph R. Sandoval
    -----------------------------------------
Name: Joseph R. Sandoval
Title: Executive Vice President and
       Chief Financial Officer

R&G CAPITAL TRUST VI

By: /s/ Joseph R. Sandoval
    -----------------------------------------
Name: Joseph R. Sandoval
Title: Administrative Trustee

PUERTO RICO CONSERVATION TRUST FUND

By: /s/ Blanca Santos
    -----------------------------------------
Name: Blanca Santos
Title: Authorized Signatory

UBS FINANCIAL SERVICES INCORPORATED OF PUERTO RICO

By: /s/ Jose G. Arias
    -----------------------------------------
Name: Jose G. Arias
Title: Managing Director

By: /s/ Carlos J. Ortiz
    -----------------------------------------
Name: Carlos J. Ortiz
Title: Managing Director

R-G INVESTMENTS CORPORATION

By: /s/ Ramiro L. Colon, III
    -----------------------------------------
Name: Ramiro L. Colon, III
Title: President

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